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*THIS INFORMATION HAS BEEN OMMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT UNDER RULE 24b-2 WHICH HAS BEEN FILED SEPARATELY WITH THE
COMMISSION.

                   AMENDMENT TO CONCESSION LEASE AGREEMENT

     THIS AMENDMENT TO CONCESSION LEASE AGREEMENT, entered into as of April 23, 1997, between PACIFIC CONCESSIONS, INC., a California corporation ("Tenant"), and CINEMASTAR LUXURY THEATERS, INC., a California corporation formerly known as Nickelodeon Theater Co., Inc. ("Landlord"), is made with reference to the following facts:

                                   RECITALS

     A. Tenant and Landlord entered into a Concession Lease Agreement (as amended, the "Lease") dated March 6, 1992, whereby Landlord granted to Tenant an exclusive sublease to the concession area within the Mission Marketplace Theatre located at Mission and College Boulevard, Oceanside, California, and, under an amendment to the Lease, the concession area within the Galaxy 6 Cinemas located at the River Village Shopping Center, Bonsall, California. Any capitalized terms not defined herein that are defined in the Lease shall have the meanings set forth in the Lease.

     B. Tenant and Landlord desire to amend the Lease to include as additional theatres thereunder the Chula Vista 6 located in Chula Vista, California, the Ultraplex 14 at Mission Grove located in Riverside, California, the Ultraplex 10 at University Village in Riverside, California, and the Ultraplex 10 at Perris in Perris, California (the "Additional Theatres"), pursuant to the terms hereof.

     NOW, THEREFORE, the parties agree as follows:


                                    AGREEMENT

      1.    ADDITION OF THEATRES.   Recital A of the Lease shall be amended
in its entirety as follows:

            Landlord owns or leases and operates the following theatres (the "Theatres").

            Mission Marketplace Theatre
            431 College Boulevard
            Oceanside, California 92003 ("Mission Marketplace Theatre");

            Galaxy 6 Cinemas
            5256 S. Mission Road
            Bonsall, California  92003 (the "Bonsall Theatre");

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            Chula Vista 6
            320 Third Avenue
            Chula Vista, California 91910 (the "Chula Vista 6");

            Ultraplex 10 at University Village
            1201 University Avenue
            Riverside, California 92507 (the "University Village Theatre");

            Ultraplex 10 at Perris
            1688 N. Perris Boulevard
            Perris, California 92571 (the "Perris Theatre");

            Ultraplex 14 at Mission Grove
            121 East Alesandro
            Riverside, California 92508 (the"Ultraplex 14");

            The Chula Vista 6, the University Village Theatre, the Perris Theatre, and the Ultraplex 14 are collectively referred to as the "Additional Theatres".

     2.     TERM

                 Section 3 of the Lease shall be amended in its entirety as follows:

            3. Term:

                  a.    The term of this Agreement shall commence
             on (i) the date hereof as to the Mission Marketplace Theatre; (ii) May 8, 1992, as to the Bonsall Theatre; and (iii) May 1, 1997, as to the Additional Theatres. Subject to the provisions of Section 3.b, the term of this Agreement as to the Mission Marketplace Theatre and the Bonsall Theatre shall continue until the later of
             (a) November 7, 2000 (the "Expiration Date"), or (b) one year after all indebtedness under the Loan Agreement (as hereafter defined) has been paid in full; provided that the term may be further extended as outlined below. Subject to the provisions of
             Section 3.c, the term of this Agreement as to the Additional Theatres shall continue until the later of (1) the date that
             aggregate Net Concession Sales reaches $        * (the "Threshold
             Amount") for the Theatres and the theatre known as the Chula
             Vista 10 in Chula Vista, California, during the period after May 1, 1997, and continuing as to each such theatre as long as Tenant remains the tenant of the Concessions Areas under this


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              Agreement or the Concession Lease Agreement between CinemaStar
              Luxury Cinemas, Inc., and Tenant dated February 22, 1993, as applicable, or (2) the date on which Landlord pays all accrued interest and principal under the Secured Promissory Note dated April 23, 1997, in the original principal amount of $2,000,000 made by Landlord payable to Tenant (the "$2,000,000 Promissory Note"); provided, however, that the term as to all Theatres shall be further extended as follows (the "Extended Term"); If prior to April 24, 1998, Landlord fails to repay Tenant principal of at least $1,000,000, and accrued interest, under the $2,000,000 Promissory Note, then the term as to the Additional Theatres shall be extended for six months; if the entire principal and accrued interest is not paid prior to April 24, 1999, then the term as to the Mission Marketplace Theatre and the Bonsall Theatre shall be extended 18 months and the term as to the Additional Theatres shall be extended an additional 12 months; if the entire principal and accrued interest is not paid prior to each subsequent April 24 thereafter, then on each such anniversary, the term as to all Theatres shall be extended an additional 12 months. Nothing herein shall affect the terms of the $2,000,000 Promissory Note and any rights and remedies of Tenant thereunder.

                   b. Landlord may terminate this Agreement early as to either of the Mission Marketplace Theatre or the Bonsall Theatre if Landlord is not then in default under any term or provision of this Agreeement by giving Tenant at least three months' prior written notice of such early termination, and upon payment of the following sums at least 10 days prior to the effective date of the termination:

                         (i) All amounts owing to Tenant pursuant to paragraph 8(s) hereof as to the Theatre to be terminated;

                         (ii) The loan, if any, outstanding under the Loan Agreement made with respect to the Theatre to be terminated, i.e., the Promissory Note, dated March 6, 1992, in the original principal amount of $600,000 for the Mission Marketplace Theatre, or the Promissory Note, dated as of May 8, 1992, in the original principal amount of $300,000 for the Bonsall Theatre.


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                         (iii) An early termination fee equal to *
              of the average monthly Net Concession Sales for the
              immediatedly preceding twelve-month period attributable to the Theatre to be terminated, multiplied by the number of total or
              partial months remaining until the expiration date,          *

                         (iv) An amount equal to $        *(as to the Mission
              Marketplace Theatre) or $         *(as to the Bonsall Theatre)
              multiplied by the number of total or partial months remaining until the Expiration Date; and

                         (v) All principal and accrued interest under the $2,000,000 Promissory Note.

                         The application of the foregoing formula is
              demonstrated as follows:

                    c. If Landlord (i) pays Tenants all amounts when due under the $2,000,000 Promissory Note, and (ii) fails to reach the Threshold Amount by October 31, 1999, then Landlord may thereafter terminate this Agreement as to the Additional Theatres upon thirty (30) days' prior written notice to Tenant if Landlord
              pays to Tenant on the effective date of termination    *percent
              of the difference between the Threshold Amount, and the amount of Net Concession Sales actually earned at the theatres, the sales of which are included in the Threshold Amount. Furthermore, at any time during


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              the term of this Agreement Landlord may elect to terminate this
              Agreement early as to any or all Additional Theatres if Landlord first gives Tenant three months' prior written notice of such early termination, and if Landlord pays to Tenant the Prorated Portion of the following amounts at least (10) days prior to the termination date:

                            (i) all amounts owing under the $2,000,000 Promissory Note; and

                            (ii)                 *

              As used herein, "Prorated Portion" means a fraction, (A) the numerator of which is the Net Concession Sales, for the Additional Theatre or Additional Theatres which Landlord elects to have terminated from this Agreement, for the twelve-month period immediately preceding the effective termination date, and
              (B) the denominator of which is the aggregate Net Concession Sales, for all Additional Theatres which remain subject to this Agreement as of the day immediately preceding the effective termination date, for the twelve-month period immediately preceding the effective termination date.

              Notwithstanding the foregoing, (i) the minimum payment under
              subparagraph 3.c (ii) shall be $    *     per theatre if the
              early termination option is exercised as to less than all of the Additional Theatres, and (ii) if Landlord elects to terminate this Agreement concurently as to all Additional Theatres, the
              total payment under subparagraph 3.c (ii) shall be           *

              Furthermore, concurrently herewith Landlord shall issue to Tenant warrants to purchase 100,000 shares of Common Stock of Landlord, exercisable gy Tenant upon the early termination of this Agreement as to an Additional Theatre under this Section 3.c.

                        d. Tenant agrees that, if Landlord exercises its right to terminate this Agreement early as to any of the Theatres pursuant to Section 3.b. or 3.c., and Landlord wishes to add additional theatres under this Agreement, Tenant will do the following:


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                                (i)     Negotiate in good faith for the
              amendment of this Agreement to include such additional theatres;
              and

                                (ii) Permit such additional theatres to be substituted for the Theatres which Landlord has caused to be terminated from this Agreement for the purpose of calculating aggregate Net Concession Sales for all theatres as provided in
              Section 3.a, provided that such substituted theatres shall be located in the continental United States and shall have Net Concession Sales comparable to the terminated theatre.

     3.     COMMISSION PAYMENTS.          Section 5.a of the Lease is amended
to provide that as to the Additional Theatres only, the commissions payable
by Tenant under Section 5.a shall be equal to    *     percent   *   of Net
Concession Sales (other than the sales of special products).

     4.     CAFE SALES.        The lease is amended to provide that
nothwithstanding any provision of the Lease to the contrary, as to the Additional Theatres only, Landlord may provide for the sale of food and beverage items in the cafe areas of those Theatres, provided that the cafe areas are clearly separated from the Concession Areas and the food and beverage items offered in the cafe areas are not the same as or similar to the items sold by Tenant in the Concession Areas. If Landlord wishes to sell items in the cafe areas that are the same as or similar to the items sold by Tenant in the Concession Areas, then those items shall be provided solely by Tenant and those sales shall be included as Net Concession Sales under the Lease.

     5. NEW THEATRES. Upon at least two weeks' prior written notice to Tenant, Landlord may add other theatres in the continental United States as Additional Theatres hereunder if those other theatres are not covered under the Lease or any other concession lease agreement with Tenant, subject to the consent of Tenant, which consent shall not be unreasonabley withheld.

     6.     MODIFICATION OF TENANT OBLIGATIONS.    The Lease is amended to
provide that Tenant shall have no obligation to Landlord as to the Additional Theatres only under the following provisions of Section 9 e,f and g.

     7. NO OTHER AMENDMENTS. Except as amended hereby, the Lease remains in full force and effect.


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     IN WITNESS WHEREOF, the parties have executed this Amendment to
Concession Lease Agreement as of the date first written above.

                                       PACIFIC CONCESSIONS, INC., a
                                       California corporation


                                       By:   /s/ ALAN KATES
                                             -------------------------------
                                             Alan Kates, President

                                                                 "Tenant"


                                       CINEMASTAR LUXURY THEATERS, INC.,
                                       a California corporation


                                       By:  /s/ JOHN ELLISON, JR.
                                            ---------------------------------
                                            John Ellison, Jr., President

                                                                  "Landlord"


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